Exhibit 10.2.4

EXECUTION VERSION

SECOND OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of March 5, 2021 (this “Amendment”), among GSO DOWNING STREET LLC, as borrower (the “Borrower”), GSO DIRECT LENDING FUND-D LP, as servicer (the “Servicer”), each LENDER from time to time party hereto, the AGENTS for the Lender Groups from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, the “Facility Agent”).

WHEREAS, (i) the Borrower, the Servicer, U.S. Bank National Association, as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”) and (ii) the Servicer, as seller and the Borrower, as purchaser are party to the Sale and Contribution Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Sale and Contribution Agreement”);

WHEREAS, on or about the date hereof, (i) GSO DIRECT LENDING FUND-D LP shall convert from a Delaware limited partnership to BCRED TWIN PEAKS LLC, a Delaware limited liability company, (ii) the Borrower shall convert to BCRED DENALI PEAK FUNDING LLC and (iii) all of the outstanding equity interests of BCRED TWIN PEAKS LLC shall be acquired by Blackstone Private Credit Fund (the foregoing transactions, the “Restructuring”);

WHEREAS, (i) the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein and (ii) the Borrower, the Servicer and the Facility Agent have agreed to amend the Sale and Contribution Agreement in accordance with Section 8.1 of the Sale and Contribution Agreement and subject to the terms and conditions set forth herein; and

WHEREAS, the Facility Agent hereby authorizes and directs U.S. Bank National Association in its capacity as collateral agent and collateral custodian to acknowledge this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement and the Sale and Contribution Agreement, as applicable.

ARTICLE II

Limited Consent

SECTION 2.1. Limited Consent. As of the date of this Amendment, each of the parties hereto hereby (i) consents to the consummation of the Restructuring, (ii) waives any notice requirement in the Loan Documents with respect to any of the transactions comprising the Restructuring (including pursuant to Section 5.1(i) of the Sale Agreement), (iii) waives the 30 day notice period in Section 10.1(b) of the Loan Agreement with respect to the change of the Borrower’s name, (iv) acknowledges and confirms that automatically upon consummation of the Restructuring, each of the Transaction Documents is hereby amended to the extent necessary to give effect to the consummation of the Restructuring, including by deeming all references in the Transaction Documents to the Equityholder, the Servicer or the Seller, respectively, to refer to BCRED TWIN PEAKS LLC, and all references to such entity’s status as a “limited partnership” shall be deemed to refer to such entity’s status as a “limited liability company”, (v) acknowledges and confirms that upon consummation of the Restructuring, notice of such consummation will be provided by the Servicer to the Facility Agent within 30 days of the Second Omnibus Amendment Effective Date and (vi) acknowledges and confirms that notwithstanding any provision of the Transaction Documents, the consummation of the Restructuring shall not be deemed to violate any representation or covenant in the Transaction Documents and shall not otherwise result in an no Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default pursuant to the Loan Agreement or any other Transaction Document. This Section 2.1 is a limited consent and shall only be relied upon and used for the specific purpose set forth herein and shall not constitute nor be deemed to constitute a consent by any party hereto to any matter other than the specific purpose set forth herein.

ARTICLE III

Amendments

SECTION 3.1. Amendments to the Loan Agreement. In furtherance of the provisions of Section 2.1, effective automatically upon consummation of the Restructuring, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

2

SECTION 3.2. Amendments to the Sale and Contribution Agreement. In furtherance of the provisions of Section 2.1, effective automatically upon consummation of the Restructuring, the Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Sale Agreement attached as Appendix B hereto.

ARTICLE IV

Conditions to Effectiveness

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE V

Representations and Warranties

SECTION 5.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6. Electronic Signatures. The parties agree that this Agreement may be executed and delivered by electronic signatures (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent), and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GSO DOWNING STREET LLC, as Borrower

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Second Omnibus Amendment]

GSO DIRECT LENDING FUND-D LP, as Servicer

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Second Omnibus Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Ho Min Kwak
Name: Ho Min Kwak
Title: Vice President

[Signature Page to Second Omnibus Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Ho Min Kwak
Name: Ho Min Kwak
Title: Vice President

[Signature Page to Second Omnibus Amendment]

APPENDIX A

EXECUTION VERSION

Conformed through Second Omnibus Amendment, dated as of ~~November 12~~March 5,

~~2020~~2021

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 11, 2018

~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC,

as Borrower

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of October 11, 2018, among ~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC, a Delaware limited liability company (the “Borrower”), ~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, a Delaware limited ~~partnership~~liability company (the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and U.S. Bank National Association, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” with respect to any Eligible Collateral Obligation on any date of determination that is a (a) First Lien Broadly Syndicated Loan, 75%, (b) First Lien Middle Market Loan, 72.5%, (c) Unitranche Loan, 70%, (d) FILO Loan, 65%, (e) Second Lien Loan, 30%, (f) Senior Secured Bond 65% or (g) Unsecured Bond 35%.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Collateral Obligation is an Eligible Collateral Obligation or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any day, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over a London interbank

“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-4 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations.

“Asset Based Loan” means any Loan which the Servicer identifies on the related Asset Approval Request that (i) was underwritten primarily on the appraised value of the assets securing such Loan and (ii) is governed by a borrowing base.

“Assigned Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) is elevated within 30 days of the related Cut-Off Date.

“Available Funds” has the meaning set forth in Section 17.12.

“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), and (b) GSO ~~Direct Lending Fund-D Associates~~Asset Management LLC, or an Affiliate ~~thereof shall not be the general partner of the Equityholder and (c) GSO Holdings I L.L.C. or an Affiliate thereof shall no longer be the sole owner of the general partner~~of The Blackstone Group, Inc. ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder or the Servicer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means U.S. Bank National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent and Collateral Custodian, the Securities Intermediary and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means U.S. Bank National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means a Loan, a Bond or Participation Interest therein owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation.

“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.

“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not insolvent, (v) is required to pay all maintenance, repair, insurance and taxes related to the related Collateral Obligation, (vi) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (vii) is not a Non-Sustainable Obligor.

“Eligible Successor” means an entity (1) that is legally qualified and has the capacity to act as Servicer under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Servicer under this Agreement and (2) the appointment of which will not cause either of the Borrower or the pool of Collateral Obligation to become required to register under the provisions of the 1940 Act.

“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, a Delaware limited ~~partnership~~liability company, together with its permitted successors and assigns.

“Equity Cure Notice” means a notice from the Borrower to the Facility Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Facility Agent not later than two (2) Business Days after the occurrence of an event specified in Section 13.1(e) or (q), as applicable;

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and with respect to the Collateral Agent, Collateral Custodian or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Diversion Event” means an event that shall occur (and be deemed continuing at all times thereafter) if, at any time after the end of the Revolving Period (a) the sum of all decreases in the Collateral Obligation Amount (solely as a result of (x) decreases in the related Discount Factor pursuant to Section 2.7(b) or (y) any such Collateral Obligation becoming a Defaulted Collateral Obligation) first equals or exceeds the product of (A) 7.5% multiplied by (B) the Adjusted Aggregate Eligible Collateral Obligation Balance as of the first Business Day after the end of the Revolving Period and (b) a Revaluation Event shall occur with respect to two (2) or more Collateral Obligations after the end of the Revolving Period.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(a) the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after giving effect to the shorter of any grace period applicable thereto and five (5) Business Days from the due date);

(b) the Borrower, the Facility Agent or the Servicer obtains actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing (after giving effect to any grace period applicable thereto) with respect to another debt obligation of the same Obligor that is (i) secured by the same collateral, (ii) senior to or

Multiple, the Servicer may present such change to the Facility Agent who may re-determine the designation in its sole discretion.

“Second Omnibus Amendment Effective Date” means March 5, 2021.

“Secondary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Secondary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Secondary Servicer Fee in its sole discretion.

“Secondary Servicer Fee Percentage” means 0.30%.

“Secured Indebtedness” means, with respect to a Person as of a given date, all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Secured Recourse Indebtedness” means Secured Indebtedness in respect of which recourse for payment is to all assets of a Person, provided that Secured Indebtedness that is only recourse to all assets of a Person as a result of customary exceptions to non-recourse liability such as fraud, misapplication of funds, environmental indemnities, and other similar exceptions shall not be deemed to be Secured Recourse Indebtedness.

“Securities Intermediary” means the Collateral Agent, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

“Senior Secured Bond” means a debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust and (b) secured by a valid first priority perfected security interest on specified collateral.

“Servicer” means initially ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC or any successor servicer appointed pursuant to this Agreement.

“Servicer Event of Default” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b) failure on the part of the Servicer duly to observe or to perform in any respect any other covenant or agreement of the Servicer which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) a Facility Termination Event occurs;

(f) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of a conviction of a senior executive officer of the Servicer, such senior executive officer has, within 30 days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement; or

(j) ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC or another affiliate of GSO Capital Partners LP ceases to be the Servicer.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties (including in respect of any exercise of discretion) with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer or GSO Capital

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” a fee payable pursuant to Section 3.1(b) for each day of the related Collection Period during the Revolving Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.

“Undrawn Fee Rate” means, beginning on the date of the Omnibus Amendment Effective Date, (a) with respect to the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day (the “Undrawn Amount”) up to (i) prior to any increase of the Facility Amount to $250,000,000 pursuant to Section 2.8, $50,000,000, and (ii) after any increase of the Facility Amount pursuant to Section 2.8, $100,000,000, (A) from the Omnibus Amendment Effective Date to January 9, 2020, 0.25% and (B) thereafter, 0.50% and (b) with respect to any Undrawn Amount above and beyond (i) prior to any increase of the Facility Amount to $250,000,000 pursuant to Section 2.8, $50,000,000, and (ii) after such increase, $100,000,000, 0.50%.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.12.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number expressed as a percentage obtained by dividing (i) the sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for each such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance for Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount (excluding any interest that has been deferred and capitalized on any Deferrable Collateral Obligation).

“Withholding Agent” means the Borrower, the Facility Agent, and the Servicer.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email, telex, telecopier device, telegraph or cable.

(d) Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of ~~GSO Direct Lending Fund-D LP, GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, BCRED Twin Peaks LLC shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 7.2, the successor servicer appointed by the Facility Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary (except Section 7.2(c)) and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

(e) At any time, the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Facility Agent.

Section 7.3 Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a) The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account, (ii) deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof and (iii) cause the Equityholder and each facility agent that is Affiliated with it to deposit all Collections received directly by the Equityholder or Affiliate into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Event of Default, deliver to the Facility Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.

(e) On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) The Servicer may, with the prior written consent of the Facility Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a) Organization and Good Standing. It (i) has been duly organized, and is validly existing as a limited ~~partnership~~liability company under the laws of the State of Delaware and (ii) has all requisite limited ~~partnership~~liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. It (i) is in good standing as a limited ~~partnership~~liability company under the laws of the State of Delaware, (ii) duly qualified to do business in the State of Delaware and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. It (i) has all necessary limited ~~partnership~~liability company power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited ~~partnership~~liability company action, the formation and (ii) qualify and remain qualified in good standing as a limited ~~partnership~~liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Books and Records. (i) The Borrower shall cause the Servicer to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations and (ii) the Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties hereunder.

(d) Other. The Servicer will promptly furnish to the Borrower and the Facility Agent such other information, documents, records or reports respecting the Collateral or the operations of the Servicer as the Facility Agent may from time to time reasonably request in order to protect the interests of the Facility Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports (i) have been prepared or received by the Servicer or (ii) will be prepared or received in the ordinary course of the Servicer’s business.

(e) ERISA. The Borrower shall cause the Servicer to give the Facility Agent and each Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Servicer or any Affiliates of the Servicer to, cause or permit to occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA, or fail to make any required contributions or payments of withdrawal liability to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f) Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations; provided, however, that nothing in this Section 7.6(f) shall require the Servicer to exercise a standard of care with respect to the Collateral and the Collateral Obligations that is greater than that which is required by the Servicing Standard.

(g) Liens. The Borrower shall not permit the Servicer to create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens.

effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter, in the event that the Facility Agent or an Affiliate of the Facility Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Advances and terminate the remaining Commitments hereunder. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

~~GSO DOWNING STREET~~BCRED DENALI
PEAK FUNDING LLC, as Borrower

By:
Name:
Title:

S-1

ANNEX A

~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: (212) 503-2025

Email: GSOAssetServicing@Blackstone.com

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent, Collateral Custodian and Securities Intermediary

For delivery of Collateral Obligation files only:

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Attention: Steve Garret

Telephone: (843) 673-0162

Facsimile: (843) 676-8901

Email: steven.garret@usbank.com

For all other notices and communications:

U.S. Bank National Association

Global Corporate Trust Services

One Federal Street, Third Floor

Boston, Massachusetts 02110

Attention: Lynora Caulfield

Ref: ~~GSO Downing Street~~BCRED Denali Peak Funding LLC

Telephone: (617) 603-6641

Facsimile: (855) 791-2099

Email: Lynora.caulfield@usbank.com

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

60 Wall Street

New York, New York 10005

Attention: Asset Finance Department

Facsimile: 212-797-5160

DEUTSCHE BANK AG, NEW YORK BRANCH,

as an Agent and as a Committed Lender

A-1

APPENDIX B

EXECUTION VERSION

Conformed through Second Omnibus Amendment, dated as of ~~September 9~~March 5,

~~2019~~2021

SALE AND CONTRIBUTION AGREEMENT

between

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC,

as Seller

and

~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC,

as Purchaser

Dated as of October 11, 2018

This SALE AND CONTRIBUTION AGREEMENT, dated as of October 11, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between ~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, a Delaware limited ~~partnership~~liability company, as seller (in such capacity, the “Seller”) and ~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, as servicer, Deutsche Bank AG, New York Branch, as Facility Agent, U.S. Bank National Association, as collateral agent and collateral custodian, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

(a) Organization and Good Standing. The Seller is a limited ~~partnership~~liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b) Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its certificate of formation or limited ~~partnership~~liability company agreement, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement).

(d) Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Transaction Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Borrower and the Facility Agent of any of its rights or remedies under the Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) consents, notices, filings and other actions which have been obtained or made (or will be obtained or made substantially simultaneously with the Effective Date), and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited ~~partnership~~liability company and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a Delaware limited ~~partnership~~liability company in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such liens, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections received by the Seller to the Collection Account by the close of business on the Business Day following the date such Collections are received.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred in accordance with GAAP, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Reserved.

(f) Taxes. The Seller will file on a timely basis all federal and other material Tax returns required to be filed and will pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

~~GSO Downing Street~~BCRED Denali Peak Funding LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: (212) 503-2025

Email: GSOAssetServicing@Blackstone.com

(b)	in the case of the Seller:

~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Shaker Choudhury

Telephone: (212) 503-2010

Email: GSOTreasury@Blackstone.com

(in each case, with a copy to the Facility Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, as Seller

By:
Name:
Title:

~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC, as Purchaser

By:
Name:
Title:

Schedule B

FORM OF PURCHASE NOTICE

[Date]
To:	~~GSO Downing Street~~BCRED Denali Peak Funding LLC
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Jana Douglas
Telephone: (212) 503-2025

Re:	Purchase Notice for Conveyance
Date of ______________, 20__

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of October 11, 2018 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between ~~GSO DOWNING STREET~~BCRED DENALI PEAK FUNDING LLC, as purchaser (the “Purchaser”), and ~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations and Collateral Obligation Payments listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

To the extent applicable, please wire the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will promptly so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this              day of             , 20__.

Very truly yours,

~~GSO DIRECT LENDING FUND-D LP~~

BCRED TWIN PEAKS LLC

By:
Name:
Title: